Exhibit 5

[HOLLAND & KNIGHT LLP LETTERHEAD]
100 North Tampa Street, Suite 4100
P.O. Box 1288 (ZIP 33601-1288)
Tampa, Florida 33602

January 23, 2004

Medical Technology Systems, Inc.
12920 Automobile Boulevard
Clearwater, Florida  33762

      Re:      Registration Statement on Form S-3
                 (File No. 333-_____)

Gentlemen:

        We refer to the Registration Statement on Form S-3 (File No. 333-_____) (the “Registration Statement”), filed by Medical Technology Systems, Inc. (the “Company”), with the Securities and Exchange Commission, for the purpose of registering under the Securities Act of 1933 (the “Securities Act”), an aggregate of 234,377 shares of common stock, par value $.01 per share (the “Common Stock”), of the Company being offered to the public by Michael P. Conroy, Andrew Patrick Chase, Samuel M. Chase, The Chase Family Trust, the Stanley D. Estrin Irrevocable Trust dated 3/16/93, the Joan L. Fitterling Revocable Trust dated August 15, 1995 and James C. Harper (collectively, the “Selling Stockholders”).

        In connection with the above registration, we have acted as counsel for the Company, and have examined originals, or copies certified to our satisfaction, of all such corporate records of the Company, certificates of public officials and representatives of the Company, and other documents as we deemed necessary to require as a basis for the opinion expressed below.

        Based upon the foregoing, and having regard for legal considerations that we deem relevant, it is our opinion that the Common Stock will be, when and if sold by the Selling Stockholders, duly authorized, legally issued and fully paid and non-assessable.

        We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement, and to the reference to this firm under the caption “Legal Matters” contained in the prospectus filed as part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

                   HOLLAND & KNIGHT LLP

              /s/ Holland & Knight LLP